Exhibit 1.1

Province of Manitoba

Underwriting Agreement

           December 5, 2002

CIBC World Markets Corp.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Salomon Smith Barney Inc.
As representatives of the several Underwriters
named in Schedule II hereto
c/o Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
4 World Financial Center
New York, New York 10080

Dear Sirs:

     The Province of Manitoba (the “Province”) proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its securities identified in Schedule I hereto (the “Securities”), consisting of debt securities to be issued under a Fiscal Agency Agreement, to be dated as of December 12, 2002 ( the “Fiscal Agency Agreement”), among the Province, the fiscal agent named therein (the “Fiscal Agent”) and Dexia Banque Internationale à Luxembourg, société anonyme, as additional paying agent and transfer agent, in the respective forms filed or to be filed as exhibits to the Registration Statement (as hereinafter defined). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms. The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters.

     1.     Representations and Warranties. The Province represents and warrants to, and agrees with, each Underwriter that:

(a) The Province has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-14038) relating in part to U.S.$340,000,000 aggregate principal amount of debt securities and another registration statement (No. 333-101096) relating to U.S. $660,000,000 aggregate principal amount of debt securities. Each registration statement has become effective under the Securities Act of 1933, as amended (the “Act”). The Securities are registered under such registration statements. Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Commission Release No. 33-6424 (the “Release”) and Schedule B under the Act. The Province proposes to file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statements relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial, statistical and other), if any, with respect to the Province to be set forth therein. Such registration statements described in the first sentence of this Section 1(a), including the exhibits thereto and all documents incorporated by reference in the prospectus contained therein, if any, at the time that they became effective, and any post-effective amendments thereto at the time they became effective, are hereinafter collectively called the “Registration Statement”. The prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus”. The supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented), is hereinafter called the “Prospectus”; and any reference to any amendment or supplement to the Prospectus or the Basic Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the date of the Prospectus or the Basic Prospectus, as the case may be, under the United States Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference in the Prospectus or the Basic Prospectus, as the case may be. Any preliminary form of the Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called the “Preliminary Prospectus.”

(b) With respect to the Registration Statement and any amendment thereof at the time that the Registration Statement and any amendment thereof became or becomes effective and as of the date hereof and at the Closing Date (as defined below), and, with respect to the Prospectus and any amendment or supplement thereto, as of the date of the Prospectus and any amendment or supplement thereto, and as of the date hereof and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, does or will comply in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectus, as amended or supplemented as of any such time, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Province makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Province by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Prospectus.

(c) The documents, if any, incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     2.     Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Province agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Province, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

     3.     Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Province or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company against payment by the several Underwriters through the Representatives of the purchase price thereof in immediately available (same-day) funds.

     4.     Listing. The Province agrees with the Underwriters to file or cause to be filed an application to list the Securities on the Luxembourg Stock Exchange (the “Stock Exchange”) prior to the Closing Date. The Province further agrees to furnish to the Stock Exchange all documents, instruments, information and undertakings, to publish all advertisements and other material and otherwise to use its reasonable best efforts, as may be necessary in order to effect the listing of the Securities on the Stock Exchange and to cause the listing of the Securities on the Stock Exchange to be continued for so long as any of the Securities remains outstanding; provided, however, that if in the reasonable opinion of the Province, the continuation of such listing shall become unduly onerous, then the Province may delist the Securities from the Stock Exchange; provided, further, that if the Securities are to be so delisted, the Province will use its best efforts to obtain the listing of the Securities on another securities exchange reasonably acceptable to the Representatives prior to the delisting on the Stock Exchange. The provisions of this paragraph shall apply to any other securities exchange on which the Securities may be listed pursuant to the final proviso of the preceding sentence in the same manner as if the Securities continued to be listed on the Stock Exchange.

     5.     Agreements. The Province agrees with the several Underwriters that:

(a) The Province will prepare the Prospectus in the form approved by you and will file such Prospectus pursuant to the applicable provision of Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and will make no further amendment or any supplement to the Registration Statement or Prospectus which has not been approved by you. The Province will promptly advise the Representatives after it receives notice thereof, of the time (i)

when the Prospectus shall have been so filed, (ii) when any amendment to the Registration Statement shall have become effective (other than any amendment to the Registration Statement occurring after completion of the offering that relates to any offering of securities other than the Securities), (iii) of any request by the Commission for any amendment to the Registration Statement, or any amendment or any supplement to the Prospectus, or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Province of any notification with respect to the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Province will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Within the period during which a prospectus relating to the Securities is required to be delivered under the Act, the Province will comply with all requirements imposed upon the Province by the Act, as now and hereafter amended, and by the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and by the Prospectus. If, at any time during such period, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or rules thereunder, the Province promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement (including, if appropriate, a Form 18-K or an amendment thereto) which will correct such statement or omission or an amendment which will effect such compliance.

(c) The Province will make generally available to its security holders in the United States and to the Representatives, as soon as practicable after the close of its fiscal year, a statement in reasonable detail of the revenues and expenditures of the Province covering the first full fiscal year of the Province commencing after the date hereof, which will satisfy the provisions of Section 11(a) of the Act and the applicable rules and regulations thereunder.

(d) The Province will furnish to counsel for the Underwriters, on behalf of the Representatives, without charge, copies of the Registration Statement (including one signed copy with all exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date; and, prior to 5:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement, furnish the Representatives with copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request; and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto (including any Form 18-K and any amendment thereto), as the Representatives may reasonably request.

(e) The Province will furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for offering and sale under the applicable securities or other laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities.

(f) So long as any of the Securities are outstanding, the Province will furnish to the Representatives, upon request, copies of all reports and financial statements filed with the Commission or any national securities exchange in the United States.

(g) Until the Closing Date, the Province will not, without the prior consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any of its U.S. dollar-denominated debt securities issued or guaranteed by the Province that mature more than one year after their respective dates of issue.

(h) The Province will pay (i) all expenses in connection with the preparation, filing and printing of the Registration Statement and the Prospectus (including all amendments and supplements thereto) and the printing of this Agreement and any related Agreement Among Underwriters, (ii) the filing fees and other expenses (including fees and disbursements of counsel) of qualifying the Securities for sale and determining their eligibility for investment under the laws of such jurisdictions as the Representatives designate and of printing memoranda relating thereto, (iii) fees charged by investment rating agencies for the rating of the Securities, (iv) all expenses in connection with the distribution of the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to Underwriters and with the preparation, issuance and delivery of the Securities, (v) an amount up to U.S.$95,000 to be applied in reimbursement of the reasonable out-of-pocket expenses and costs of the Underwriters (including any value added or equivalent tax on such expenses and costs) directly attributable to the offering and sale of the Securities, (vi) all fees and expenses in connection with the initial listing of the Securities on the Luxembourg Stock Exchange (including, without limitation, the fees of a listing agent and paying agent in Luxembourg), (vii) so long as any Debenture remains outstanding, all annual maintenance fees in connection with the continued listing of the Securities on the Luxembourg Stock Exchange (including, without limitation, the fees of a listing agent and paying agent in Luxembourg) and (viii) all expenses incident to the performance of its obligations under this Agreement. In respect of clause (v) above, the Representatives shall deduct the amount of U.S.$95,000 from the Purchase Price, shall supply the Province with an itemized account for such expenses within 90 days of the Closing Date and shall repay the Province within 90 days of the Closing Date any shortfall between the expenses so itemized and U.S.$95,000.

     6.     Selling Restrictions

(a) Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that it and each such affiliate has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it or them in relation to the Securities in, from or otherwise involving the United Kingdom.

(b) Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that it and each such affiliate has not offered or sold, and it and they will not offer or sell, directly or indirectly, any of the Securities in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws of Japan.

(c) Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that (i) it and each such affiliate has not offered or sold and will not offer to sell, directly or indirectly, in Hong Kong by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong and (ii) it and each such affiliate has not issued and will not issue, directly or indirectly, any invitation or advertisement relating to the Securities in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities intended to be disposed of to persons outside of Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or as agent.

(d) Sale and Distribution. In addition to the provisions of Sections 6 (a) through (c) above, each Underwriter on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that it and each such affiliate has not offered, sold or delivered and it and they will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Prospectus, any preliminary prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its or their knowledge and belief, after reasonable inquiry, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as contained in this Agreement. In addition, the Representatives agree with the Province to cause each selling group member to agree to comply with the restrictions on offers and sales of the Securities set forth in this Section 6.

(e) Without prejudice to the provisions of Sections 6 (a) through (d) and except for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Representatives may designate, the Province shall not have any responsibility for, and each Underwriter severally agrees with the Province that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such offer, sale or delivery of any of the Securities.

     7.     Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Province contained herein, both (i) on, and as though made on, the date hereof and (ii) on, and as though made on, the Closing Date, to the accuracy of the statements of the Province made in any certificates pursuant to the provisions hereof, to the performance by the Province of its obligations hereunder performable prior to the Closing Date and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives; and the Prospectus shall have been filed pursuant to the applicable provision of Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of this Agreement.

(b) On or prior to the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of the Auditor General or the Deputy Auditor General of the Province of Manitoba, in their official capacity, stating in effect that:

(i) Nothing has come to the attention of the Auditor General or Deputy Auditor General, as the case may be, or otherwise, which would indicate (A) that the financial information of the Province derived from the audited financial statements of the Province and contained in the Prospectus, the applicable prospectus supplement, and the Annual Report on Form 18-K of the Province for the fiscal year ended March 31, 2002 (including all the amendments thereto dated on or prior to the date hereof) (the “Form 18-K”), does not accurately reflect the corresponding items of such financial statements, or does not fairly present the information contained therein, or (B) that from the respective dates of such financial information there has been any material adverse change in the financial position of the Province, except as such Prospectus and prospectus supplement disclose has occurred or may occur; provided, the Auditor General or Deputy Auditor General, as the case may be, may state in such letter that he or she has not audited or reviewed any financial statements of the Province for any period subsequent to March 31, 2002, and therefore expresses no opinion on the (i) unaudited Quarterly Financial Report for the three months ended June 30, 2002;

(ii) The Auditor General or Deputy Auditor General, as the case may be, has also compared the financial information presented in the Prospectus and in the Form 18-K under the heading “The Manitoba Hydro-Electric Board,” as well as any related financial information presented in the applicable prospectus supplement, with the financial statements of The Manitoba Hydro-Electric Board (which financial statements the Auditor General or Deputy Auditor General has reviewed), and has found the information contained in such Prospectus, Form 18-K and prospectus supplement and the corresponding items in such financial statements to be in agreement; and

(iii) Nothing has come to the attention of the Auditor General or Deputy Auditor General, as the case may be, in the course of reviewing such financial statements and of such comparison, or otherwise, that would indicate (A) that the financial information contained in the Prospectus and in the Form 18-K under the heading “The Manitoba Hydro-Electric Board,” as well as any related financial information presented in the applicable prospectus supplement is not fairly presented or (B) that since the respective dates of such financial statements or information there has been any material adverse change in the financial position or operating results of The Manitoba Hydro-Electric Board except as such Prospectus, Form 18-K and prospectus supplement disclose has occurred or may occur.

(c) The Representatives shall have received an opinion, dated the Closing Date, of the Minister of Justice and Attorney General, the Deputy Attorney General, the Assistant Deputy Attorney General, the Director of Legal Services, the Assistant Director of Legal Services or a Crown Counsel of the Province of Manitoba, counsel for the Province, to the effect that:

(i) The Securities have been duly authorized, executed, issued and delivered in accordance with the laws of the Province of Manitoba, the Order or Orders of the Lieutenant Governor in Council of the Province applicable thereto and any laws of Canada applicable thereto and constitute valid and legally binding, direct and unconditional general obligations of the Province in accordance with their terms;

(ii) The Securities rank pari passu with all other debentures, bonds and notes constituting general obligations of the Province outstanding on the Closing Date;

(iii) All necessary action has been duly taken by or on behalf of the Province, and all necessary authorizations and approvals under the laws of the Province of Manitoba and under the laws of Canada have been duly obtained (or no such authorizations or approvals under the laws of Canada are necessary), for the authorization, execution and delivery by the Province of this Agreement;

(iv) This Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Manitoba, the Order or Orders of the Lieutenant Governor in Council of the Province applicable thereto and any laws of Canada applicable thereto (or there are no laws of Canada applicable thereto);

(v) There are no withholding or other income taxes or capital gains taxes payable under the laws of Canada or of the Province of Manitoba in respect of the Securities or the premium, if any, or the interest thereon by an owner who is not, and is not deemed to be, a resident of Canada and who does not use or hold, and who is not deemed to use or hold, the Securities in carrying on business in Canada, and no estate taxes or succession duties are presently imposed by Canada or the Province of Manitoba;

(vi) Such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the opinion with respect to Canadian taxes under the caption “Description of Securities” in the Prospectus is accurately described therein; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

(vii) The execution and delivery by the Province of this Agreement and the Fiscal Agency Agreement, the creation, offering, issue and sale of the Securities and the performance by the Province of its obligations under this Agreement and the Fiscal Agency Agreement will not violate, conflict with or result in a breach of any indenture, agreement or other instrument to which the Province is a party or by which the Province is bound; and

(viii) No litigation or proceedings of any nature are now pending or threatened attacking or in any way attempting to restrain or enjoin the issue and delivery of the Securities or in any manner questioning the authority and proceedings under which the Securities are issued, or affecting the validity thereof, or contesting the title or official capacity of any of the persons authorized by the applicable Order of the Lieutenant Governor in Council to sign the Securities, or the authority of any of the persons authorized by said Order in Council to countersign the Securities under the designation “Authorized Signing Officer”, and no authority or proceedings for the issuance of the Securities have been modified, repealed, revoked or rescinded in whole or in part.

In rendering such opinion, such counsel may rely upon the opinion of Sullivan & Cromwell as to matters of United States law and procedure and need not express any opinion as to the financial statements or other financial data contained in the Registration Statement and the Prospectus.

(d) The Representatives shall have received from Gardiner Roberts LLP, Canadian counsel to the Underwriters, given in respect of the laws of Manitoba and Canada, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Province shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, such counsel may rely upon the opinion of Sullivan & Cromwell as to matters of United States law and procedure and need not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement and the Prospectus.

(e) The Representatives shall have received from Sullivan & Cromwell, United States counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Province shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, such counsel may rely upon the opinions of counsel named in paragraphs (c) and (d) of this Section as to matters of Canadian and Manitoba law and procedure, and need not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement and the Prospectus.

(f) Subsequent to the execution and delivery of this Agreement and on or prior to the Closing Date, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the condition (financial or other) of the Province which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Province’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Province on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration by the United States of a national emergency or war or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

(g) The Representatives shall have received a certificate, dated the Closing Date, of the Minister of Finance or the Deputy Minister of Finance, the Assistant Deputy Minister of Finance — Treasury Division or Director of Capital Finance, of the Province of Manitoba in which such official, to the best of such person’s knowledge after reasonable investigation, shall state that the representations and warranties of the Province in this Agreement are true and correct, the Province has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(h) The Representatives shall have received a letter, dated the Closing Date, of the Auditor General or the Deputy Auditor General, as the case may be, which reconfirms the matters set forth in his letter delivered pursuant to subsection (b) of this Section.

(i) The purchase and sale of the Securities in accordance with the provisions hereof shall not be prohibited by any statute, order, rule or regulation promulgated by any legislative, executive or regulatory body or authority of Canada, the United States of America, the Province of Manitoba or the State of New York.

(j) The Province shall have furnished to the Representatives or their counsel such further certificates and documents as the Representatives or such counsel request.

     All such opinions, certificates and documents will be in compliance with the provisions hereof only if they are satisfactory to the Underwriters or the Representatives and to Sullivan & Cromwell, counsel to the Underwriters. The Province will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

     8.     Indemnification and Contribution.

(a) The Province will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Province will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Province by any Underwriter through the Representatives, if any, specifically for use therein.

(b) Each Underwriter will indemnify and hold harmless the Province against any losses, claims, damages or liabilities to which the Province may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Province by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Province in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; it being understood that the only such information furnished by any Underwriter consists of the information described in a letter from the Underwriters to the Province dated as of the Closing Date identifying such information.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Province on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Province on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Province on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Province bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Province or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d) , no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Province under this Section shall be in addition to any liability which the Province may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have.

     9.     Default by an Underwriter. If any Underwriter or Underwriters default in their obligations to purchase any Securities under this Agreement and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the principal amount of the Securities, the Representatives may make arrangements satisfactory to the Province for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Province for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Province, except as provided in Section 11. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     10.     Stabilization and Over-allotment. Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of the Province, and any gain or loss arising therefrom shall be for their own account. The Underwriters acknowledge that the Province has not been authorized to issue Securities in excess of the principal amount set forth in Schedule I hereto. The Underwriters also acknowledge that the Province has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable rules, including those made pursuant to the FSMA and Regulation M promulgated by the Commission (if applicable).

     11.     Representations and Indemnities to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Province or its representatives and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Province or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Securities by the Underwriters under this Agreement is not consummated, the Province shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Province and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Underwriting Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 7(f), the Province will reimburse the Underwriters upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the offering of the Securities, the Underwriters agreeing to pay such fees and disbursements of counsel for the Underwriters in any other event.

     12.     Notices. Except as otherwise expressly provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile, at the address specified in Schedule I hereto; or, if sent to the Province, will be mailed, delivered or sent by facsimile to the Minister of Finance or the Deputy Minister of Finance of the Province of Manitoba, Legislative Building, Winnipeg, Manitoba, Canada.

     13.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of any Security from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase. This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto. Any purported assignment of this Agreement in contravention of this Section 13 shall be null and void.

     14.     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

     15.     Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this offering of Securities, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

     16.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Province and the several Underwriters.

Very truly yours,

PROVINCE OF MANITOBA

By:	/s/ Gary Gibson

Name: Gary Gibson
Title: Director of Capital Finance

The foregoing Agreement is hereby confirmed and accepted as of the date specified above

CIBC WORLD MARKETS CORP
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
As representatives of the several Underwriters named in Schedule II hereto

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Diane Kenna

Name: Diane Kenna
Title: Vice President

SCHEDULE I

Underwriting Agreement dated:	December 5, 2002

Fiscal Agency Agreement:	Fiscal Agency Agreement, to be dated as of December 12, 2002, among the Province of Manitoba, Citibank, N.A., as Fiscal Agent, and Dexia Banque Internationale à Luxembourg, société anonyme, as additional paying agent and transfer agent

Representatives and addresses:	CIBC World Markets Corp. 425 Lexington Avenue 5th Floor New York, New York 10017

Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center New York, New York 10080

Salomon Smith Barney Inc. 390 Greenwich Street New York, New York 10013

Title and description of Securities:

Title:	2.75% Global Debentures Series EU due January 17, 2006

Aggregate principal amount:	U.S.$350,000,000

Issue date:	December 12, 2002

Maturity date:	January 17, 2006

Interest rate:	2.75%

Interest accrued from:	December 12, 2002

Interest Payment Dates:	January 17 and July 17, commencing on July 17, 2003

Currency of denomination:	U.S. dollars

Currency of payment:	U.S. dollars

Form(s) and denomination(s):	Registered form only, U.S.$1,000 and integral multiples thereof (initially, all securities to be delivered and held in global form through the facilities of The Depository Trust Company)

Sinking fund provisions:	None

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Redemption provisions:	The Securities are not redeemable prior to maturity.

Warrant provisions:	None

Other provisions:	None

Ratings	AA- (Standard & Poor’s Ratings Group) Aa3 (Moody’s Investors Service, Inc.)

Price to public:	99.721%

Purchase price to Underwriters:	99.596%

Underwriters’ Commissions:	..125%

Funds:	Federal funds

Manner of payment:	Wire transfer to an account designated by the Province of Manitoba to be determined

Closing Date, time and location:	December 12, 2002 at 10:00 a.m. at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004

Securities exchange(s):	Luxembourg Stock Exchange

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SCHEDULE II

2.75% Global Debentures Series EU due January 17, 2006

Principal Amount
Underwriters	of Securities

CIBC World Markets Corp	U.S.$99,166,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	99,168,000
Salomon Smith Barney Inc.	99,166,000
Credit Suisse First Boston Corporation	17,500,000
National Bank Financial Inc.	17,500,000
BMO Nesbitt Burns Securities Inc.	3,500,000
Casgrain & Company (USA) Limited	3,500,000
RBC Dominion Securities Corporation	3,500,000
Scotia Capital (USA) Inc.	3,500,000
TD Securities (USA) Inc.	3,500,000

Total	U.S.$350,000,000

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